EXHIBIT 4.3


                                                                  EXECUTION COPY
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                       REMINGTON PRODUCTS COMPANY, L.L.C.

                             REMINGTON CAPITAL CORP.



                                  $130,000,000

                 11% Series A Senior Subordinated Notes due 2006




                               Purchase Agreement

                                  May 16, 1996




                            BEAR, STEARNS & CO. INC.






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                       REMINGTON PRODUCTS COMPANY, L.L.C.
                             REMINGTON CAPITAL CORP.

                                  $130,000,000
                     11% Senior Subordinated Notes due 2006

                               PURCHASE AGREEMENT

                                                                    May 16, 1996
                                                              New York, New York

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Ladies & Gentlemen:

     Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), and Remington Capital Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Capital" and, together with the Company, the "Issuers"), propose to issue and sell to Bear, Stearns & Co. Inc. (the "Initial Purchaser") $130,000,000 aggregate principal amount of 11% Series A Senior Subordinated Notes due 2006 (the "Series A Notes"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), among the Issuers and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

     The offering of the Series A Notes is being made in connection with a reorganization (the "Reorganization") of Remington Products Company, a Delaware general partnership ("RPC"), pursuant to (i) that certain Purchase Agreement (the "Acquisition Agreement") by and among Remsen Partners, a Delaware general partnership, Isaac Perlmutter, Remington Products, Inc., a Delaware corporation ("RPI"), Victor K. Kiam, II ("Kiam"), RPC, Vestar Shaver Corp. (formerly known as "Vestar/Remington Corp."), a Delaware corporation ("Vestar Corp."), and Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar"), and
(ii) that certain reorganization agreement (the "Reorganization Agreement") by and among RPI, Kiam, Vestar Corp. and Vestar. On the Closing Date, (i) RPC will make a distribution to each of Remsen and RPI, (ii) Vestar Corp. and its affiliate will purchase Remsen's interest in RPC (the "Vestar Investment"),
(iii) certain members of senior management of the Company will acquire an equity interest in the Company (the "Management Investment"), (iv) RPI will retain an equity investment in the Company (the "Kiam Investment", and collectively with the Vestar Investment and the Management Investment, the "Equity Investments"), and (v) RPC will be merged with and into the Company. The funds required to consummate the Reorganization will be provided by the offering of the Series A Notes, borrowings by the Company under the Senior Credit Agreement (as defined in the Offering Memorandum (as defined below)) and the Equity Investments. The Reorganization and the financing thereof is referred to herein as the "Transactions."

1. Issuance of Securities. The Issuers propose, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchaser an aggregate of $130,000,000 principal amount of Series



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A Notes. The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes."

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "Act"), the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS, (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     2. Offering. The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Act. The Issuers have prepared a preliminary offering memorandum, dated May 2, 1996 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated May 16, 1996 (the "Offering Memorandum"), relating to the Issuers, RPC, their respective subsidiaries and the Series A Notes.

     The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers (the "Exempt Resales") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended

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or supplemented, solely to persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and to a limited number of persons who have represented to the Issuers that they are institutional "Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are referred to herein as the "Eligible Purchasers." The Initial Purchaser will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the 11% Series B Senior Subordinated Notes due 2006 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Acquisition Agreement, the Reorganization Agreement and the Senior Credit Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, $130,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes will be $962.74 per $1,000 principal amount Note.

     (b) Delivery of the Series A Notes shall be made, against payment of the purchase price therefor, at the offices of Kirkland & Ellis at 153 East 53rd Street, New York, New York 10022, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 A.M. New York City time, on May 23, 1996 or at such other time as shall be agreed upon by the Initial Purchaser and the Issuers. The time and date of such delivery and payment are herein called the "Closing Date."

     (c) One or more Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and Accredited Investors (the "Global Note") shall be delivered by the Issuers to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Issuers, provided that the Issuers shall give at least two business days' prior written notice to the Initial Purchaser of the information required to effect such wire transfer. The Global Note shall be made available to the Initial Purchaser for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

     4. Agreements of the Issuers. The Issuers, jointly and severally, covenant and agree with the Initial Purchaser as follows:

          (a) To advise the Initial Purchaser promptly and, if requested by the Initial Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities


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     commission or other regulatory authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchaser in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within a reasonable time after being furnished a copy thereof. The Issuers shall promptly prepare, upon the Initial Purchaser's request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of the Issuers or in the reasonable opinion of counsel for the Issuers or counsel for the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchaser and (ii) promptly to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

          (e) To cooperate with the Initial Purchaser and counsel for the Initial Purchaser in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions of the United States as the Initial Purchaser may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that neither Issuer shall be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Issuers hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering

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     Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto (other than legal fees and expenses of counsel to the Initial Purchaser in connection with any of the foregoing), (ii) the preparation (including, without limitation, duplication costs) and delivery of all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales (including Blue Sky filing fees, but excluding legal fees and expenses of counsel to the Initial Purchaser in connection with any of the foregoing), (iii) the issuance, transfer and delivery by the Issuers of the Notes to the Initial Purchaser,
     (iv) the qualification or registration of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchaser relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof),
     (vii) the fees, disbursements and expenses of the Issuers' counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. ("NASD") Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market, (ix) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with the approval of the Notes by DTC for "book-entry" transfer, (x) rating the Notes by rating agencies, (xi) the reasonable fees and expenses of the Trustee and its counsel, (xii) the performance by the Issuers and RPC of their other obligations under this Agreement and the other Operative Documents and (xiii) "roadshow" travel and other expenses incurred by the Issuers (including one-half of the expense of chartered aircraft) in connection with the marketing and sale of the Notes.

          (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (i) To do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser, the QIBs or the Accredited Investors of the Series A Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.

          (k) For so long as any of the Notes remain outstanding and during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (l) To cause the Exchange Offer to be made in the appropriate form to permit registered Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.


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          (m) To comply with all of its agreements set forth in this Agreement, the Indenture, the Registration Rights Agreement, the other Operative Documents to which it is a party and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (n) To effect the inclusion of the Notes in PORTAL and to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

          (o) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchaser, as it may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that either of the Issuers shall mail or otherwise make available to holders of its membership interests or to its stockholders, as applicable, and (ii) all reports, financial statements and proxy or information statements filed by either of the Issuers with the Commission or any national securities exchange and such other publicly available information concerning either of the Issuers or any of their respective subsidiaries, including without limitation, press releases.

          (p) Prior to the Closing Date, to furnish to the Initial Purchaser, as soon as they have been prepared in the ordinary course by the Issuers or RPC, as the case may be, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing in the Offering Memorandum.

          (q) None of the Issuers or any of their respective subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of either of the Issuers to facilitate the sale or resale of the Notes. Except as permitted by the Act, none of the Issuers will distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum or (iii) other offering material in connection with the offering and sale of the Notes.

          (r) To comply with the requirements of the Connecticut Uniform Fraudulent Transfer Act.

     5. Representations and Warranties. (a) The Issuers, jointly and severally, represent and warrant to the Initial Purchaser that:

          (i) All of the representations and warranties contained in Article VIII of the Acquisition Agreement are true and correct in all material respects as if made on and as of the date hereof.

          (ii) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Issuers in writing by the Initial Purchaser expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

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          (iii) The Company (A) has been duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, (B) has all requisite limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign limited liability company, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Issuers, RPC and their respective subsidiaries, taken as a whole, (y) materially interfere with or materially adversely affect the issuance of the Notes pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the captions "The Transactions" or "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

          (iv) Capital (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          (v) Each subsidiary of either of the Issuers (A) has been duly organized or incorporated, as applicable, and is validly existing as a limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization or incorporation, as applicable, (B) has all requisite power (corporate or other) and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign limited liability company or corporation, as applicable, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          (vi) All of the outstanding membership interests of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. On March 30, 1996, after giving pro forma effect to the issuance and sale of the Series A Notes pursuant hereto and the other Transactions, the Company would have had an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization," subject to the notes and assumptions included therein.

          (vii) All of the outstanding capital stock of Capital is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than liens to be incurred on the Closing Date pursuant to the Senior Credit Agreement); and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

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



          (viii) There are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any membership or partnership interests or capital stock, as applicable, or other equity interest of Capital or any of the Issuers' respective subsidiaries.

          (ix) When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of either of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          (x) Each of the Issuers has all requisite power (corporate or other) and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including (in the case of the Issuers), without limitation, the power (corporate or other) and authority to issue, sell and deliver the Notes as provided herein and therein.

          (xi) This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery of this Agreement by the Initial Purchaser) is the legal, valid and binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

          (xii) The Indenture has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers, will be the legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the material terms of the Indenture.

          (xiii) The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when duly executed and delivered by each of the Issuers, will be the legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the material terms of the Registration Rights Agreement.

          (xiv) The Senior Credit Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the material terms of the Senior Credit Agreement.

          (xv) The Series A Notes have been duly and validly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms and entitled

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     to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the material terms of the Series A Notes.

          (xvi) The Series B Notes have been duly and validly authorized for issuance by each of the Issuers and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Offering Memorandum contains an accurate summary of the material terms of the Series B Notes.

          (xvii) The Company is not and, after giving effect to the Offering and the other Transactions, will not be, (A) in violation of its limited liability company agreement, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

          (xviii) Capital is not and, after giving effect to the Offering and the other Transactions, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

          (xix) No subsidiary of either of the Issuers is and, after giving effect to the Offering and the other Transactions, will be, (A) in violation of its limited liability company agreement or charter or bylaws, as applicable, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject that could reasonably be expected to have a Material Adverse Effect, or (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its subsidiaries or any of its or their assets or properties (whether owned or leased) that could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Issuers, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to have a Material Adverse Effect.

          (xx) None of (A) the execution, delivery or performance by either of the Issuers of this Agreement or any of the other Operative Documents to which it is a party, (B) the consummation of the Transactions, (C) the issuance and sale of the Notes and (D) consummation by the Issuers and RPC of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or, after giving effect to the Transactions, will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent (other than those consents that have been obtained or will be obtained on or prior to the Closing Date) under, or result in the imposition of a lien or encumbrance on any properties of either of the Issuers, RPC or any of their respective subsidiaries (other than pursuant to the Senior Credit Agreement), or an acceleration of any indebtedness of either of the Issuers, RPC or any of their respective subsidiaries pursuant to, (1) the limited liability company agreement, partnership agreement or charter or bylaws, as applicable, of the Issuers, RPC and their respective subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which either of the Issuers, RPC or any of their respective subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to either of the Issuers, RPC or any of their respective subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over either of the Issuers, RPC or any of their respective subsidiaries or any of their assets or properties, except, in the case of clauses (2), (3) and (4) above, as could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by either of the Issuers or RPC of this Agreement or any of the other Operative Documents to which it is a party, (2) the Transactions or (3) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and state securities or Blue Sky laws and regulations or such as may be required by the NASD, and except those the failure of which to obtain would not have a Material Adverse Effect.

          (xxi) There is and, after giving effect to the Transactions, will be
     (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Issuers, threatened or contemplated to which either of the Issuers or any of their respective subsidiaries is or may be a party or to which the business or property of either of the Issuers or any of their respective subsidiaries, is or, after giving effect to the Transactions, may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and
     (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which either of the Issuers or any of their respective subsidiaries is or may be subject or to which the business, assets, or property of either of the Issuers or any of their respective subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, or (2) could reasonably be expected to have a Material Adverse Effect.

          (xxii) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

          (xxiii) The Issuers have delivered to the Initial Purchaser true and correct copies of the Acquisition Agreement and the Reorganization Agreement, including all amendments, alterations, modifications or waivers thereto and all exhibits or schedules thereto.

          (xxiv) There is (A) no significant unfair labor practice complaint pending against either of the Issuers or any of their respective subsidiaries nor, to the best knowledge of the Issuers, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against either of the Issuers or any of their respective subsidiaries or, to the best knowledge of the Issuers, threatened against any of them, (B) no significant strike, labor dispute, slowdown or stoppage pending against either of the Issuers or any of their respective subsidiaries nor, to the best knowledge of the Issuers, threatened against either of the Issuers or any of their respective subsidiaries and (C) to the best knowledge of the Issuers, no union representation question existing with respect to the employees of either of the Issuers or any of their respective subsidiaries. To the best knowledge of the Issuers, no collective bargaining organizing activities are taking place with respect to either of the Issuers or any of their respective subsidiaries. None of the Issuers or any of their respective subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, except as could not reasonably be expected to have a Material Adverse Effect.

          (xxv) None of the Issuers or any of their respective subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") which could reasonably be expected to have a Material Adverse Effect.

          (xxvi) There is, and after giving effect to the Transactions there will be, no alleged liability, or to the best knowledge of the Issuers, potential liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of either of the Issuers or any of their respective subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material (as defined below) at any location, whether or not owned by such Issuer or such subsidiary, as the case may be, or (b) any violation or alleged violation of any Environmental Law, which alleged or potential liability is required to be disclosed in the Offering Memorandum, other than as disclosed therein, or could reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl, and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other law relating to protection of human health or the environment or imposing liability or standards of conduct concerning any such chemical material, waste or substance.

          (xxvii) Each of the Issuers and their respective subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses, except as could not reasonably be expected to have a Material Adverse Effect; each of the Issuers and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to such Issuer or such subsidiary, as the case may be.

          (xxviii) Each of the Issuers and their respective subsidiaries has (A) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except (i) liens to be incurred on the Closing Date pursuant to the Senior Credit Agreement and (ii) liens, charges, encumbrances and restrictions that do not in the aggregate materially detract from the value of such properties and assets or materially impair the use thereof in the operation of the business of the Issuers and their subsidiaries, taken as a whole), (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, (C) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities, all self-regulatory authorities and all courts and other tribunals (each, an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum, except as could not reasonably be expected to have a Material Adverse Effect and (D) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization. All such Authorizations are, and after giving effect to the Transactions will be, valid and in full force and effect and each of the Issuers and their respective subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. All leases to which either of the Issuers or any of their respective subsidiaries is a party are valid and binding and no default by such Issuer or such subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Issuers, no material defaults by the landlord are existing under any such lease, except as could not reasonably be expected to have a Material Adverse Effect.

          (xxix) The properties of the Issuers and their respective subsidiaries are in good repair (reasonable wear and tear excepted), are insured in accordance with industry practice and are suitable for their uses.

          (xxx) Each of the Issuers and their respective subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it or that are proposed to be operated by it free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except liens to be incurred on the Closing Date pursuant to the Senior Credit Agreement), and, except as disclosed in the Offering Memorandum, none of the Issuers or any of their respective subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, except as could not reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the either of the Issuers or any of their respective subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to have a Material Adverse Effect.

          (xxxi) All material tax returns required to be filed by either of the Issuers or any of their respective subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Issuers, there are no material proposed additional tax assessments against the either of the Issuers or any of their respective subsidiaries, or the assets or property of either of the Issuers or any of their respective subsidiaries.

          (xxxii) None of the Issuers or any of their respective subsidiaries is and, after giving effect to the Transactions, will be (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxxiii) There are no holders of securities of either of the Issuers or any of their respective subsidiaries who, by reason of the execution by the Issuers of this Agreement or any other Operative Document or the consummation by the Issuers of the transactions contemplated hereby and thereby (other than the registration rights under (a) the Securityholders Agreement to be entered into on the Closing Date with respect to equity securities of the Company and (b) the Amended and Restated Limited Liability Company Agreement of the Company), have the right to request or demand that either of the Issuers or any of their respective subsidiaries register under the Act or analogous foreign laws and regulations securities held by them.

          (xxxiv) Each of the Issuers and their respective subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxxv) Each of the Issuers and their respective subsidiaries maintains, or the Issuers maintain on behalf of their respective subsidiaries, insurance covering its or their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Issuers and their respective subsidiaries and their respective businesses. None of the Issuers or any of their respective subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the terms in effect on the date hereof after consummation of the Transactions, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

          (xxxvi) None of the Issuers or any of their respective subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of either of the Issuers or any of their respective subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Issuers or any of their respective subsidiaries.

          (xxxvii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors and (B) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by either of the Issuers, RPC or any of their respective representatives (other than the Initial Purchaser, as to which the Issuers make no representation or warranty) in connection with the offer and sale of any of the Notes in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by either of the Issuers, RPC or any of their respective subsidiaries within the six-month period immediately prior to the date hereof.

          (xxxviii) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the QIBs and the Accredited Investors will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Issuers and RPC in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the QIBs and the Accredited Investors as set forth in the Offering Memorandum under the caption "Notice to Investors."

          (xxxix) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

          (xl) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (A) none of the Issuers or any of their respective subsidiaries has incurred any liabilities or obligations, direct or contingent, which are or, after giving effect to the Transactions, will be material, individually or in the aggregate, to the Issuers and their respective subsidiaries, taken as a whole, nor entered into any material transaction not in the ordinary course of business, (B) there has not been, singly or in the aggregate, any change or development of which either Issuer is aware which could reasonably be expected to result in a Material Adverse Effect of the type described in clause (x) of such definition and
     (C) other than as contemplated in the Acquisition Agreement, there has been no dividend or distribution of any kind declared, paid or made by either of the Issuers, RPC or any of their respective subsidiaries on any class of their membership or partnership interests or capital stock, as applicable.

          (xli) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xlii) The accountants who have certified or will certify the financial statements included or to be included as part of the Offering Memorandum are independent accountants. The historical financial statements of the Issuers, RPC and their respective subsidiaries comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act and present fairly in all material respects the financial position and results of operations of the Issuers, RPC and their respective subsidiaries, as the case may be, at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented. The pro forma financial statements included in the Offering Memorandum have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented on a basis consistent with the financial statements, historical and pro forma, included in the Offering Memorandum and the books and records of the Issuers, RPC and their respective subsidiaries, as applicable.

          (xliii) Upon the issuance of the Notes and consummation of the other Transactions, the present fair saleable value of the assets of the Issuers and their respective subsidiaries, taken as a whole, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Issuers and their respective subsidiaries, taken as a whole, as they become absolute and matured. Upon the issuance of the Notes and the consummation of the other Transactions, the assets of the Issuers and their respective subsidiaries, taken as a whole, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of the Issuers and their respective subsidiaries, taking into account the projected capital requirements and capital availability.

          (xliv) Except pursuant to this Agreement, there are no contracts, agreements or understandings between either of the Issuers or any of their respective subsidiaries and any other person that would give rise to a valid claim against either of the Issuers or any of their respective subsidiaries or the Initial Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xlv) There exist no conditions that would constitute a default by the Issuers (or an event which with notice or the lapse of time, or both, would constitute a default) under any of the Operative Documents.

          (xlvi) Each of the Issuers, RPC and their respective subsidiaries has complied with all of the provisions of Florida H.B. 1771, codified as
     Section 517.075 of the Florida statutes, and all regulations promulgated thereunder relating to doing business with the Government of Cuba or with any person or any affiliate located in Cuba.

          (xlvii) The Company will be treated as a partnership for United States federal income tax purposes.

          (xlviii) Each certificate signed by any officer of either of the Issuers and delivered to the Initial Purchaser or counsel for the Initial Purchaser shall be deemed to be a representation and warranty by such Issuer to the Initial Purchaser as to the matters covered thereby.

     The Issuers acknowledge that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Issuers and counsel for the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

     (b) The Initial Purchaser represents, warrants and covenants to the Issuers and agrees that:

          (i) The Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (ii) The Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Accredited Investors in a private placement exempt from the registration requirements of the Act.

          (iii) No form of general solicitation or general advertising has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (iv) The Initial Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and Accredited Investors. The Initial Purchaser further agrees (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIB's who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Accredited Investors who make the representations contained in, and execute and return to the Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (B) that, in the case of such QIBs and Accredited Investors, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Issuers so request), (y) to the Issuers, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (B) above.

     The Initial Purchaser understands that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel for the Issuers and counsel for the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6. Indemnification.

          (a) The Issuers, jointly and severally, agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
     Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and RPC will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (i) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchaser expressly for use therein or (ii) is caused by an untrue statement or omission or alleged untrue statement or omission that was contained or made in the Preliminary Offering Memorandum and corrected in the Offering Memorandum and (1) any such loss, liability, claim, damage or expense suffered or insured by any indemnified party resulted from an action, claim, or suit by any person who purchased Series A Notes from the Initial Purchaser in the offering, (2) the Initial Purchaser failed to deliver or provide a copy of the Offering Memorandum to such person at or prior to the confirmation of the sale of such Series A Notes in any case where such delivery is required by the Act and (3) the Offering Memorandum (as so amended and supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have, including under this Agreement.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of the Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by the Initial Purchaser, as set forth on the cover page of the Offering Memorandum. This indemnity will be in addition to any liability which the Initial Purchaser may otherwise have, including under this Agreement.

          (c) Promptly after receipt by an indemnified party under subsection
     (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that there may be legal defenses available to it or them which are different from or additional to those available to the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided, however, that such consent was not unreasonably withheld.

     7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable from the Issuers or is insufficient to hold harmless a party indemnified thereunder, the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuers, any contribution received by the Issuers from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Issuers and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on one hand, and the Initial Purchaser, on the other hand, from the offering of the Series

A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Issuers and (ii) the discounts and commissions received by the Initial Purchaser, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers, on one hand, and of the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchaser pursuant to this Agreement exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Issuers, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

     8. Conditions of Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. Each of the Issuers shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchaser not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchaser may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes or consummation of the other Transactions; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Issuers, threatened against, the Issuers or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the membership or partnership interests or the capital stock, as applicable, or the long-term debt, or material increase in the short-term debt, of either of the Issuers or any of their respective subsidiaries from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind (other than as contemplated by the Acquisition Agreement and the Reorganization Agreement) shall have been declared, paid or made by either of the Issuers or any of their respective subsidiaries on any class of its membership or partnership interests or capital stock, as applicable, and (iii) other than pursuant to this Agreement and the Senior Credit Agreement, none of the Issuers or any of their respective subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are or, after giving effect to the Transactions, will be material, individually or in the aggregate, to the Issuers and their subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change in the business, prospects, financial condition or results of operation of the Issuers and their subsidiaries, taken as a whole.

          (e) The Initial Purchaser shall have received a certificate, dated the Closing Date, signed on behalf of the Issuers, in form and substance satisfactory to the Initial Purchaser, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Issuers to be performed hereunder on or prior thereto have been duly performed in all material respects.

          (f) The Initial Purchaser shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, of Kirkland & Ellis, counsel for the Issuers, to the effect set forth in Exhibit A hereto.

          (g) At the time this Agreement is executed and at the Closing Date, the Initial Purchaser shall have received from Coopers & Lybrand L.L.P., independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Initial Purchaser and in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser with respect to the financial statements and certain financial information of RPC and its subsidiaries contained in the Offering Memorandum.

          (h) The Initial Purchaser shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, of Latham & Watkins, counsel for the Initial Purchaser, covering such matters as are customarily covered in such opinions.

          (i) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser and counsel for the Initial Purchaser, as to the solvency of the Company following consummation of the Transactions.

          (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Issuers shall have furnished to the Initial Purchaser such further information, certificates and documents as the Initial Purchaser may reasonably request.

          (l) The Issuers and the Trustee shall have entered into the Indenture and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (m) The Issuers shall have entered into the Registration Rights Agreement and the Initial Purchaser shall have received counterparts, conformed as executed, thereof.

          (n) The Transactions shall be consummated prior to, or simultaneously with, the Closing of the Offering on substantially the terms described in the Offering Memorandum and the Initial Purchaser shall have received counterparts, conformed as executed, of the Acquisition Agreement, the Reorganization Agreement and the Senior Credit Agreement and such other documentation as it deems necessary to evidence the consummation thereof.

          (o) All of the certificates and opinions to be delivered by the Company pursuant to the Senior Credit Agreement and the Acquisition Agreement shall be addressed and delivered to the Initial Purchaser (or shall state that the Initial Purchaser shall be entitled to rely thereon).

     All opinions, certificates, letters and other documents required by this
Section 8 to be delivered by the Issuers will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser. The Issuers will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9. Initial Purchaser's Information. The Issuers and the Initial Purchaser acknowledge that the statements with respect to the offering of the Series A Notes set forth in the last paragraph of the cover page and the third paragraph and the fifth and sixth sentences of the fourth paragraph under the caption "Plan of Distribution" and the fourth sentence under the caption, "Risk Factors
- -- Lack of Public Market" in such Offering Memorandum constitute the only information furnished in writing by the Initial Purchaser expressly for use in the Offering Memorandum.

     10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchaser, the Issuers contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchaser any controlling person thereof or by or on behalf of the Issuers or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchaser. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

     11. Effective Date of Agreement; Termination.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Initial Purchaser shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchaser, without liability (other than with respect to Sections 6 and 7) on the Initial Purchaser's part to the Issuers if, on or prior to such date, (i) the Issuers shall have failed, refused or been unable to perform in any material respect any agreement on their part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchaser hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchaser, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Issuers, RPC and their respective subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Issuers' securities or for securities in general; or (B) trading in securities generally on the New York or American Stock Exchanges shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchaser's judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchaser's judgment, makes it inadvisable or impracticable to proceed with the delivery of the Series A Notes as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, telephonic facsimile, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof, the Issuers will reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and expenses of Initial Purchaser's counsel), incurred by the Initial Purchaser in connection herewith.

     12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchaser shall be mailed, delivered, or telexed, telegraphed or telecopied and confirmed in writing to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-3092, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Roger H. Kimmel, Esq., telecopy number (212) 751-4864; and if sent to the Issuers, shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing to Remington Products Company, L.L.C., 60 Main Street, Bridgeport, Connecticut 06604, Attention: Allen
S. Lipson, Esq., telecopy number: (203) 366-7707, with a copy to Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022,
Attention: Charles B. Fromm, Esq., telecopy number (212) 446-4900; provided, however, that any notice pursuant to Section 7 shall be mailed, delivered or telexed, telegraphed or telecopied and confirmed in writing.

     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchaser, the Issuers and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchaser.

     14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

     If the foregoing correctly sets forth the understanding among the Initial Purchaser and the Issuers please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       REMINGTON PRODUCTS COMPANY, L.L.C.

                                       By:  /s/ Allen S. Lipson
                                          ----------------------------
                                          Name: Allen S. Lipson
                                          Title:  Vice President

                                       REMINGTON CAPITAL CORP.

                                       By:  /s/ Allen S. Lipson
                                          -----------------------------
                                          Name: Allen S. Lipson
                                          Title:  Secretary

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC.

By:  /s/ Eric D. Karp
     ----------------------------------
     Name:     Eric D. Karp
     Title:    Senior Managing Director

                                    EXHIBIT A

                       Form of Opinion of Kirkland & Ellis

          1. To the knowledge of such counsel, no injunction, restraining order or order of any nature by a United States, federal, New York or Delaware court of competent jurisdiction has been issued that prevents the use of the Offering Memorandum.

          2. The Company (A) is duly organized and is validly existing as a limited liability company in good standing under the laws of its jurisdiction of organization, (B) has all requisite limited liability company power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign limited liability company, authorized to do business in each jurisdiction set forth on a schedule to such opinion.

          3. Capital (A) is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction set forth on a schedule to such opinion.

          4. All of the outstanding membership interests of the Company have been duly authorized and validly issued, and were not issued in violation of any preemptive or similar rights known to such counsel.

          5. To the knowledge of such counsel, all of the outstanding capital stock of Capital is owned by the Company, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance except liens in connection with the Senior Credit Agreement; and all such securities have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights known to such counsel.

          6. When the Series A Notes are issued and delivered pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of either of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

          7. Each of the Issuers has all requisite power (corporate or limited liability company) and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated by hereby and thereby, including, without limitation, the power (corporate or limited liability company) and authority to issue, sell and deliver the Notes as provided herein and therein.

          8. This Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and, assuming due authorization, execution and delivery thereof by the Initial Purchaser, is the legal, valid and binding agreement of each of the Issuers.

          9. Each of the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and, assuming due authorization, execution and delivery thereof by all parties thereto other than the Issuers, is the legal, valid and binding obligation of each of the Issuers, enforceable against each of them in accordance with its terms.


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          10. The Series A Notes have been duly and validly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture.

          11. The Series B Notes have been duly and validly authorized for issuance by each of the Issuers and, when issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will be the legal, valid and binding obligations of each of the Issuers, enforceable against each of them in accordance with their terms and entitled to the benefits of the Indenture.

          12. None of the execution, delivery or performance by either of the Issuers of this Agreement or any of the other Operative Documents to which it is a party or the consummation of the Transactions violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of either of the Issuers or any of their respective subsidiaries (other than pursuant to the Senior Credit Agreement), or an acceleration of any indebtedness of either of the Issuers or any of their respective subsidiaries pursuant to, (1) the limited liability company agreement, partnership agreement or charter or bylaws, as applicable, of the Issuers and their respective subsidiaries,
     (2) any material bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument set forth on a schedule to such opinion to which either of the Issuers or any of their respective subsidiaries is a party or by which any of them or their property is or may be bound, (3) any United States, federal or State of New York statute, rule or regulation which, in such counsel's experience, is normally applicable to transactions such as the Transactions or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over either of the Issuers or any of their respective subsidiaries or any of their assets or properties that is identified to such counsel. To such counsel's knowledge, except as may be required under applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act, or in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any United States, federal or State of New York court or governmental agency, body or administrative agency is required for (1) the execution, delivery and performance by either of the Issuers of this Agreement or any of the other Operative Documents to which it is a party or (2) the Transactions, except such as have been obtained and made or have been disclosed in the Offering Memorandum, and except where the failure to obtain such consents or waivers would not, singly or in the aggregate, result in a material adverse effect on the Issuers.

          13. None of the Issuers or any of their respective subsidiaries is (i) an "investment company" within the meaning of the Investment Company Act.

          14. No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales assuming (A) that the Initial Purchaser is a QIB, (B) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors, (C) the accuracy of the Initial Purchaser's representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchaser and the Exempt Resales contained herein and (D) the accuracy of the Issuers' representations in Sections 5(a)(ix) and (xxxvii) (other than with respect to the first sentence of Section 5(a)(xxxvii)) and (E) with respect to Accredited Investors, the accuracy of the representations made by each Accredited Investor as set forth in the letters of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum.

          15. The Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date (except for the financial statements, including the notes thereto, and supporting schedules and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be expressed), contains the information specified in, and meets in all material respects the information requirements of, Rule 144A(d)(4) under the Act.

          16. Assuming the proceeds from the sale of the Notes are applied as described in the Offering Memorandum, none of the execution, delivery and performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          17. The Company will be treated as a partnership for United States federal income tax purposes.

          18. Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

          19. The Notes, the Indenture, the Registration Rights Agreement, the Acquisition Agreement, the Reorganization Agreement and the Senior Credit Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Offering Memorandum.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Issuers and RPC, representatives of the independent certified public accountants of the Issuers and RPC and representatives and counsel to the Initial Purchaser at which the contents of the Preliminary Offering Memorandum and the Offering Memorandum and related matters were discussed, although it has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum; and such counsel advises the Initial Purchaser that, on the basis of the foregoing, no facts have come to its attention that caused such counsel to believe that the Offering Memorandum (as amended or supplemented, if applicable), as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

     In rendering such opinion, such counsel shall opine as to Delaware corporate laws, the laws of the State of New York and the federal laws of the United States. Such counsel will be permitted to except from its opinions with respect to enforceability: (A) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general equitable principles, whether such enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; and (D) the enforceability of any indemnification or contribution provisions or obligations.